Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 27, 2014 and April 29, 2013 with respect to the financial statements of Trillium Therapeutics Inc. (formerly Stem Cell Therapeutics Corp.) in the Registration Statement on Form F-1 for the registration of common shares of Trillium Therapeutics Inc.

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Professional Accountants
March 11, 2015	Licensed Public Accountants